UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2005

Campbell Alternative Asset Trust
(Exact name of registrant as specified in its charter)

Delaware	000-33311	52-2238521
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

c/o Campbell & Company, Inc.
Court Towers Building
210 West Pennsylvania Avenue
Towson, Maryland 21204
(Address of principal executive offices)

(410) 296-3301
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

(a)
On September 23, 2005, the Board of Directors of Campbell & Company, Inc. (the “Company”), Managing Owner of the Campbell Alternative Asset Trust (the “Trust”), dismissed Arthur F. Bell, Jr. & Associates, L.L.C. (“AFB”) as the registered public accounting firm for the Trust.

The reports of AFB on the Trust’s financial statements for each of the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, and was not qualified as to uncertainties, audit scope or accounting principles.

During the Trust’s two most recent fiscal years and during the period from the end of the most recently completed fiscal year through the date of this Form 8-K, the Company has had no disagreements with AFB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of AFB, would have caused it to make reference to the subject matter thereof in its report on the financial statements of the Trust for such periods. There were no other reportable events (as defined in paragraph (A) through (D) of Regulation S-K Item 304(a)(1)(v)) during the two most recent fiscal years and through the date of this Form 8-K.

The Company, on behalf of the Trust, has requested that AFB furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter dated September 27, 2005 is filed as an Exhibit to this Form 8-K.

(b)
On September 23, 2005, the Board of Directors of the Company approved the engagement of Deloitte & Touche LLP (“DT”) as the registered public accounting firm for the Trust. During the Trust’s two most recent fiscal years and the interim period prior to engaging DT, the Company has not consulted DT, on behalf of the Trust, with respect to any of the matters described in Regulation S-K Item 304(a)(2)(i) or (ii).

(c)	Exhibits

Letter of AFB dated September 27, 2005 regarding the disclosure contained in Item 4.01 of this report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAMPBELL ALTERNATIVE ASSET TRUST
By:	Campbell & Company, Inc. Managing Owner
By:	/s/ Theresa D. Becks
Theresa D. Becks
Chief Financial Officer, Secretary and Treasurer

September 27, 2005

INDEX TO EXHIBITS

Exhibit Number	Description

16.1	AFB Letter dated September 27, 2005